Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 26, 2014

among

GULFPORT ENERGY CORPORATION,

as Borrower,

THE BANK OF NOVA SCOTIA,

as Administrative Agent

and

The Lenders Party Hereto

THE BANK OF NOVA SCOTIA,

as Sole Lead Arranger and Sole Bookrunner

AMEGY BANK NATIONAL ASSOCIATION,

as Syndication Agent

KEYBANK NATIONAL ASSOCIATION,

as Documentation Agent

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into effective as of November 26, 2014, among GULFPORT ENERGY CORPORATION, a Delaware corporation (“Borrower”), THE BANK OF NOVA SCOTIA, as Administrative Agent (“Administrative Agent”) and L/C Issuer, and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A. Borrower, the financial institutions signing as Lenders thereto, Administrative Agent and the other agents party thereto are parties to an Amended and Restated Credit Agreement dated as of December 27, 2013, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of April 23, 2014 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same may hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers, as the same may hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).

“Modification Papers” means this Amendment, the No Material Adverse Change Certificate, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

“No Material Adverse Change Certificate” has the meaning set forth in Section 2D below.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Second Amendment to Credit Agreement. This Amendment shall have been duly executed and delivered by each of the parties hereto.

B. Borrowing Base Increase Fee. Borrower shall have paid Administrative Agent for the account of Lenders a fee for the incremental increase of the Borrowing Base in the amount agreed upon by the parties.

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C. Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

D. Representations and Warranties. Administrative Agent shall have received a certificate (the “No Material Adverse Change Certificate”) to the effect that all representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such additional materiality qualification) with the same force and effect as though such representations and warranties had been made on and as of the Effective Date, or if made as of a specific date, as of such date.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a) The definition of “EBITDAX” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“‘EBITDAX’ means net income, excluding (i) any non-cash revenue or expense associated with Swap Contracts resulting from ASC 815 and (ii) any cash or non-cash revenue or expense attributable to minority investments, plus without duplication and, in the case of expenses, to the extent deducted from revenues in determining net income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income, franchise, capital or similar tax expense (other than ad valorem taxes) for such period, (c) all amounts attributable to depletion, depreciation, amortization and asset or goodwill impairment or writedown for such period, (d) all other non-cash charges, (e) exploration costs deducted in determining net income under successful efforts accounting, (f) actual cash distributions received from minority investments (but, for the avoidance of doubt, not including proceeds received from Dispositions of such minority investments), (g) to the extent actually reimbursed by insurance, expenses with respect to liability on casualty events or business interruption, and (h) all reasonable transaction expenses related to Dispositions and acquisitions of assets, investments and debt and equity offerings by any Loan Party (in each case whether or not successful, provided that expenses related to unsuccessful Dispositions shall be limited to $3,000,000 in the aggregate for the period from the Closing Date to the Maturity Date), all determined on a consolidated basis with respect to Borrower and its Subsidiaries in accordance with GAAP, using the results of the twelve-month period ending with that reporting period.”

(b) The definition of “Eurodollar Base Rate” as specified within the definition of “Eurodollar Rate” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“‘Eurodollar Base Rate’ means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%):

(a) the rate per annum equal to the rate determined by Agent to be the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) that appears on pages

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LIBOR01 or LIBOR 02 of the Reuters screen that displays such rate (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, Agent shall determine such rate as the average of quotations for three (3) major New York money center banks of whom the Agent shall inquire as the “London Interbank Offered Rate” for deposits in U.S. Dollars at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.”

(c) The definition of “Funded Debt” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows and placed in the appropriate alphabetical order:

“‘Net Funded Debt’ means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (i) the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Indebtedness in respect of capital leases, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or other entity where owners of Equity Interests thereof have liability for the obligations of such entity in which the Borrower or a Subsidiary is a general partner or owner of such Equity Interests, unless (1) such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, or (2) such Indebtedness is owed by such entity to the owners of the Equity Interests thereof, minus (ii) the amount of cash and short-term investments of Borrower and its Subsidiaries at the end of the relevant fiscal quarter with respect to which the ratio of Net Funded Debt to EBITDAX is being calculated. For avoidance of doubt, Net Funded Debt does not include Wexford ULC Obligations.”

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(d) The definition of “L/C Sublimit” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“‘L/C Sublimit’ means an amount equal to $125,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.”

(e) The definition of “Sanctioned Person” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows

“‘Sanctioned Person’ means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).”

(f) The definition of “Senior Notes” set forth in Section 1.01 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“‘Senior Notes’ means any unsecured Indebtedness of Borrower (and any unsecured Guarantees thereof by the Guarantors) in an aggregate principal amount not exceeding $900,000,000.”

(g) The last two sentences of the definition of “Swap Contract” set forth in Section 1.01 of the Original Credit Agreement are hereby deleted and replaced with the following language: “‘Swap Contract’ shall include any agreement, contract or transaction that constitutes a ‘swap’ within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, ‘Swap Contract’ shall not include any agreement or obligation to sell, at an index-based price, any commodity that is intended to be physically settled.”

(h) The definitions of “Forward Sales Contract,” “Forward Sales Contract Party,” “Lender Forward Sales Contract” and “Sanctioned Entity” set forth in Section 1.01 of the Original Credit Agreement are hereby deleted, and all Loan Documents are hereby amended, mutatis mutandis, to delete all usages of and references to such terms.

(i) Section 1.01 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“‘Acquisition Hedges’ has the meaning set forth in Section 8.09.

‘Anti-Corruption Laws’ means all state or federal laws, rules, and regulations applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.

‘Hedging Notional Volume Measurement Quarter’ has the meaning set forth in Section 8.09(a)(ii).

‘FCPA’ means the Foreign Corrupt Practices Act of 1977, as amended.

‘Liquidity’ means the sum of cash on hand plus the difference between the Borrowing Base and the Total Outstandings.

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‘Pro Forma Property’ has the meaning set forth in Section 8.09.

‘Sanctioned Country’ means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, at the time of the Second Amendment to this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

‘Sanctions’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury or the U.S. Department of State.

‘Tested Swap Contracts’ has the meaning set forth in Section 8.09.

‘Threshold’ has the meaning set forth in Section 8.09.”

(j) Section 6.25 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“6.25 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and/or procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower, its Subsidiaries and, to the knowledge of Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) Borrower or any Subsidiary or (b) to the knowledge of Borrower, any of their respective directors, officers, employees or agents, is a Sanctioned Person. No Credit Extension or use of proceeds of any Credit Extension will violate Anti-Corruption Laws or applicable Sanctions.”

(k) Section 7.01(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(c) annually by March 31 of each fiscal year of Borrower (including the fiscal year in which the Maturity Date occurs), a drilling budget for such fiscal year, a capital expenditure budget for such fiscal year, a forecast of cash flow on a monthly basis for such fiscal year, and a quarterly forecast of production for the three year period commencing the previous January 1, all in form reasonably acceptable to Agent.”

(l) Section 7.02(b) of the Original Credit Agreement shall be amended by adding the words “(subject to Section 7.02(h))” immediately following the words “duly completed.”

(m) Section 7.02 of the Original Credit Agreement shall be amended by deleting the word “and” at the end of clause (g), by changing the letter of the clause lettered (h) to “(i)”, and by adding a new clause (h) which shall read in its entirety as follows:

“(h) as soon as available, but in any event within 45 days after the end of the last fiscal quarter of Borrower’s fiscal year, a Compliance Certificate containing only paragraph 6 thereof and a completed Schedule 3 thereto (which paragraph 6 and Schedule 3 need not be included in the Compliance Certificate delivered with the financial statements referred to in Section 7.01(a) pursuant to Section 7.02(b)); and”

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(n) Section 7.08 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“7.08 Compliance with Laws. (a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and/or procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

(o) Section 7.12(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(a) Net Funded Debt to EBITDAX Ratio. Maintain on a consolidated basis a ratio of Net Funded Debt to EBITDAX not exceeding the ratios indicated for each period specified below:

Reporting Period	Ratio
From 12/31/14 through 6/30/15	3.50:1.0
9/30/15 and thereafter	3.25:1.0”

(p) Section 8.03(o) of the Original Credit Agreement shall be amended by adding the phrase “pro forma” before the word “effect” in clause (1) thereof.

(q) Section 8.08 of the Original Credit Agreement shall be amended to read in its entirety as follows: “[Reserved].”

(r) Section 8.09(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(a) Commodity Contracts. Contracts entered into to hedge prices on oil, natural gas and natural gas liquids expected to be produced by the Loan Parties, provided that at all times:

(i) no such contract fixes a price for a term of more than 60 months from the date that such Swap Contract is executed;

(ii) the notional volumes for which (when aggregated with other Swap Contracts then in effect other than puts and floors purchased by the Loan Parties and basis differential swaps on volumes already hedged pursuant to other Swap Contracts) do not exceed, as of the date such Swap Contract is executed:

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(A) 80% of the Loan Parties’ aggregate reasonably anticipated Projected Oil and Gas Production for each fiscal quarter during the first three (3) year period during which such Swap Contract is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately; and

(B) 85% of the total proved production as included in the most recently delivered Reserve Report for each fiscal quarter during the period starting three (3) years after such Swap Contract goes into effect for each of crude oil, natural gas and natural gas liquids, calculated separately;

provided that if:

(x) (1) the aggregate notional amount of all Tested Swap Contracts for a fiscal quarter exceeds the greater of (A) 100% of the actual production for that fiscal quarter and (B) 100% of the daily average actual production for the most recent two weeks for which reports are available to Borrower, multiplied by the number of days in such fiscal quarter, for each of crude oil, natural gas and natural gas liquids, calculated separately (such greater amount, the ‘Threshold’), and (2) on the date of such calculation, the amount of the Swap Termination Value owed by the Loan Parties for such Tested Swap Contracts that are in excess of the Threshold for such quarter exceeds 10% of the difference between the Borrowing Base and the Total Outstandings,

(y) Liquidity is less than $100 million, and

(z) based on the Loan Parties’ updated aggregate reasonably anticipated Projected Oil and Gas Production for the upcoming fiscal quarter (the ‘Hedging Notional Volume Measurement Quarter’), as reasonably approved by the Administrative Agent, the over-hedged condition described in clause (x) is reasonably likely to continue for the Hedging Notional Volume Measurement Quarter;

then, Borrower shall, or shall cause other Loan Parties to, terminate, create off-setting positions, or otherwise unwind existing Tested Swap Contracts for the Hedging Notional Volume Measurement Quarter within 60 days after the end of the most recently completed fiscal quarter to the extent necessary so that, on a pro forma basis, the Tested Swap Contracts for the Hedging Notional Volume Measurement Quarter do not exceed the greater of:

(1) the Threshold, and

(2) 80% of the Loan Parties’ updated aggregate reasonably anticipated Projected Oil and Gas Production for the Hedging Notional Volume Measurement Quarter, as reasonably approved by the Administrative Agent, for each of crude oil, natural gas and natural gas liquids, calculated separately;

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(iii) no such contract (other than a Lender Swap Contract) requires Borrower to put up money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder; and

(iv) each such contract is with (A) a Lender or an Affiliate of a Lender or (B) a counterparty who is unsecured who at the time the contract is entered into maintains a minimum debt rating of BBB or Baa2 as determined either by Standard & Poor’s Corporation or Moody’s Investors Service, Inc. and is otherwise reasonably acceptable to Agent.

At all times, clause (a)(ii)(B) above shall be deemed to refer to the most recent Reserve Report or internally-prepared engineering data received by Agent under Section 4.02 or 4.03 hereof, as applicable.

Notwithstanding the foregoing, the Borrower and its Subsidiaries may enter into (A) Swap Contracts relating to put and floor options and (B) basis differential swaps on volumes already hedged pursuant to other Swap Contracts.

For purposes of this paragraph, ‘Tested Swap Contracts’ means Swap Contracts entered into to hedge prices on oil, natural gas and natural gas liquids measured separately expected to be produced by the Loan Parties other than (A) put and floor options, and (B) basis differential swaps on volumes already hedged pursuant to other Swap Contracts.

Notwithstanding the foregoing, a Loan Party may enter into Swap Contracts (‘Acquisition Hedges’) for production to be produced from properties or interests that a Loan Party proposes to acquire but does not then own (each, a ‘Pro Forma Property’) so long as such Acquisition Hedges (a) are entered into after the purchase and sale agreement with respect to such Pro Forma Property has been fully executed, (b) do not exceed the term limitation set forth in Section 8.09(a)(i), and (c) do not have notional volumes that exceed the volume limitations set forth in Section 8.09(a)(ii) determined on a pro forma basis as if the Pro Forma Properties were owned by a Loan Party.

Borrower agrees that, if a Loan Party has outstanding Acquisition Hedges, Borrower shall, or shall cause other Loan Parties to, terminate, create offsetting positions or otherwise unwind Swap Contracts to the extent necessary to comply with the volume requirements of Section 8.09 (a)(ii) determined without inclusion of any production from such Pro Forma Property within 30 days after the earlier to occur of (1) 90 days after the date the applicable purchase and sale agreement was entered into if the acquisition of such Pro Forma Property has not been consummated, or (2) the date Borrower obtains knowledge with reasonable certainty that the acquisition of such Pro Forma Property will not be consummated.”

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(s) Section 8.13 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“8.13 Use of Proceeds. (a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or (b) use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(t) The phrase “acting solely for this purpose as an agent of the Borrower” in the eleventh and twelfth lines of the second paragraph of Section 11.06(d) of the Original Credit Agreement shall be replaced by the phrase “acting solely for this purpose as a non-fiduciary agent of the Borrower”.

(u) Section 11.06(f) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.”

(v) Schedule 2.01 of the Original Credit Agreement shall be replaced with Schedule 2.01 attached to this Amendment.

(w) The form of Compliance Certificate attached as Exhibit C to the Original Credit Agreement shall be replaced with the form of Compliance Certificate attached as Exhibit C to this Amendment.

(x) The form of Designated Investment Entity certificate attached as Exhibit I to the Original Credit Agreement shall be replaced with the form of Designated Investment Entity certificate attached as Exhibit I to this Amendment.

4. Increase of Borrowing Base. The Borrowing Base is hereby increased from $275,000,000 to $450,000,000. The Borrowing Base shall remain at this amount until next redetermined in accordance with Article IV of the Original Credit Agreement.

5. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 2, the undersigned Lenders hereby waive any violations of Section 8.09 of the Original Credit Agreement that might have occurred prior to the Effective Date.

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6. Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment, all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.

7. No Further Amendments. Except as previously amended or waived in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8. Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

9. Limitation on Agreements. The consents, waivers and modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that Administrative Agent or any Lender now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

10. Confirmation of Security. Borrower hereby confirms and agrees that all of the Collateral Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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12. Incorporation of Certain Provisions by Reference. The provisions of Section 11.15. of the Original Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16. of the Original Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.

13. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank.

Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

GULFPORT ENERGY CORPORATION

By:	/s/ Aaron Gaydosik
Name: Aaron Gaydosik
Title: Chief Financial Officer

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-1

ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA, as Administrative Agent and L/C Issuer

By:	/s/ Jay Salitza
Name: Jay Salitza
Title: Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Jay Salitza
Name: Jay Salitza
Title: Director

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AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Jill McSorley
Name: Jill McSorley
Title: Senior Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-3

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name: John Dravenstott
Title: Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-4

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-5

IBERIABANK

By:	/s/ Cameron D. Jones
Name: Cameron D. Jones
Title: Senior Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-6

ASSOCIATED BANK, N.A.

By:	/s/ Elizabeth Sarazen
Name: Elizabeth Sarazen
Title: Portfolio Manager

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-7

WELLS FARGO BANK, N.A.

By:	/s/ Tom K. Martin
Name: Tom K. Martin
Title: Director

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-8

BARCLAYS BANK PLC

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page S-9

SCHEDULE 2.01

Commitments

and Applicable Percentages

Lender	Applicable Percentage	Commitment
The Bank of Nova Scotia	15.55555556%	$70,000,000.00
Amegy Bank National Association	13.77777778%	$62,000,000.00
KeyBank National Association	13.77777778%	$62,000,000.00
Barclays Bank PLC	13.77777778%	$62,000,000.00
Credit Suisse AG, Cayman Islands Branch	13.77777778%	$62,000,000.00
Wells Fargo Bank, N.A.	13.77777778%	$62,000,000.00
IberiaBank	7.77777778%	$35,000,000.00
Associated Bank, N.A.	7.77777778%	$35,000,000.00
TOTAL:	100.00000000%	$450,000,000.00

Maximum Facility Amount: $1,500,000,000

SCHEDULE 2.01, Commitments and Applicable Percentages – Solo Page

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To: The Bank of Nova Scotia, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gulfport Energy Corporation, a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

EXHIBIT C – Form of Compliance Certificate – Page 1

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Borrower contained in Article VI of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto fairly present in all material respects the financial condition of Borrower and its Subsidiaries on and as of the date of this Certificate.

[Use the following paragraph for all fiscal quarter ends including the fourth fiscal quarter]

6. The hedged production analysis and information on Schedule 3 attached hereto is true and correct in all material respects for fiscal quarter ended as of the above date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT C – Form of Compliance Certificate – Page 2

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

LEVERAGE RATIO EXHIBIT

Leverage Ratio (on a consolidated basis)

A. Net Funded Debt:

1. all outstanding liabilities for borrowed money and other interest bearing liabilities, plus	$	______________

2. purchase money Indebtedness, plus	$	______________

3. direct obligations arising under letters of credit, bankers’ acceptances, etc., plus	$	______________

4. obligations in respect of the deferred purchase price of property or services other than trade accounts, plus	$	______________

5. Indebtedness in respect of capital leases, plus	$	______________

6. Guarantees with respect to outstanding Indebtedness of the types described above of Persons other than Borrower or any Subsidiary, plus	$	______________

7. Indebtedness of the types referred to above of any partnership or joint venture in which Borrower or Subsidiary is a general partner or joint venturer (unless such Indebtedness is nonrecourse), less

	$	______________

8. Cash and short term investments on hand	($	_____________	)

9. Net Funded Debt (Line A1 + A2 + A3 + A4 + A5 + A6 + A7 – A8)	$	______________

B. EBITDAX:

1. net income, [plus or less]	$	______________

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, [plus or less]	($	______________	)

3. cash or non-cash revenue or expense attributable to minority investments, plus	($	______________	)

Schedule 2 – Page 1

4. Interest Expense,* plus	$	______________

5. income, franchise, capital or similar tax expense (other than ad valorem taxes), plus	$	______________

6. depletion, plus	$	______________

7. depreciation, plus	$	______________

8. amortization, plus	$	______________

9. asset or goodwill impairment or writedown, plus	$	______________

10. non-cash charges, plus	$	______________

11. exploration costs deducted in determining net income under successful efforts accounting, plus	$	______________

12. actual cash distributions received from minority investments (not including proceeds from Dispositions), plus	$	______________

13. reimbursed insurance expenses plus transaction expenses related to Dispositions and acquisitions ($3 million lifetime cap on expenses rated to unsuccessful Dispositions)	$	______________

14. Total EBITDAX (Line B1 [+/–] B2 [+/–] B3 + B4 + B5 + B6 + B7 + B8 + B9 + B10 + B11 + B12 + B13)	$	______________

C. Ratio (Line A9 ÷ Line B14)		___ to 1.0

Maximum Permitted:

From 12/31/14 through 6/30/15		3.50 to 1.0
9/30/15 and thereafter		3.25 to 1.0

*	Includes both expensed and capitalized, including interest component of capitalized lease obligations.

Schedule 2 – Page 2

INTEREST COVERAGE RATIO EXHIBIT

Interest Coverage Ratio (on a consolidated basis)

A. EBITDAX

1. net income, [plus or less]	$	______________

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, [plus or less]	($	______________	)

3. cash or non-cash revenue or expense attributable to minority investments, plus	($	______________	)

4. Interest Expense,* plus	$	______________

5. income, franchise, capital or similar tax expense (other than ad valorem taxes), plus	$	______________

6. depletion, plus	$	______________

7. depreciation, plus	$	______________

8. amortization, plus	$	______________

9. asset or goodwill impairment or writedown, plus	$	______________

10. non-cash charges, plus	$	______________

11. exploration costs deducted in determining net income under successful efforts accounting, plus	$	______________

12. actual cash distributions received from minority investments (not including proceeds from Dispositions), plus	$	______________

13. reimbursed insurance expenses plus transaction expenses related to Dispositions and acquisitions ($3 million lifetime cap on expenses rated to unsuccessful Dispositions)	$	______________

14. Total EBITDAX (Line A1 [+/–] A2 [+/–] A3 + A4 + A5 + A6 + A7 + A8 + A9 + A10 + A11 + A12 + A13)	$	______________

B. Interest Expense*	$	______________

C. Ratio (Line A14 ÷ Line B)		__________to 1.0

Minimum Required:		3.0 to 1.0

*	Includes both expensed and capitalized, including interest component of capitalized lease obligations.

Schedule 2 – Page 3

SCHEDULE 3

COMPLIANCE WITH SECTION 8.09 EXHIBIT

For quarter ending _____________

A. Hedged Production at Quarter End

A	B	C	D	E
Commodity	Actual Production for Quarter	Avg Daily Production for Two Weeks Ending , 201 x Number of Days in Quarter	Threshold (greater of Column B and Column C)	Aggregate Notional Amount of all Tested Swap Contracts for Quarter
Oil
Gas
NGL

If Column E exceeds Column D for any Commodity, complete part B of this exhibit for each such Commodity on a separate basis.

B. Excess Hedging for the Quarter

1. Swap Termination Value of all Tested Swap Contracts in excess of the Threshold at quarter end	$	_____________

2. Borrowing Base at quarter end	$	_____________

3. Total Outstandings at quarter end	($	___________	)

4. Availability under Borrowing Base at quarter end (Line B2 – Line B3)	$	_____________

5. Amount on Line B4 x 10%	$	_____________

If amount on Line B1 exceeds amount on Line B5, complete part C of this exhibit.

C. Liquidity at Quarter End

1. Cash on hand at quarter end	$	_____________

2. Borrowing Base Availability at quarter end (amount on Line B4)	$	_____________

3. Liquidity (Line C1 + Line C2)	$	_____________

Schedule 3 – Solo Page

EXHIBIT I

DESIGNATED INVESTMENT ENTITY CERTIFICATE

TO: The Bank of Nova Scotia, as Administrative Agent

Reference is made to that certain Amended and Restated Credit Agreement among Gulfport Energy Corporation, the Lenders (as therein defined) party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer, dated as of December 27, 2013 (as amended, the “Credit Agreement”). The terms used herein shall have the same meanings as provided therefor in the Credit Agreement.

The undersigned Responsible Officer hereby certifies that on the date hereof he/she is the                      of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:

1. Borrower has made [will make] one or more Investments (whether one or more, the “Subject Investment”) in the following Designated Investment Entity(ies):

Name	Type of Entity	Jurisdiction	Percentage Equity Interest Owned

2. The effective date of the Subject Investment (the “Effective Date”) was [is]: ______________________

3. Before and after giving effect thereto, as of the Effective Date (i) no Default exists, and (ii) Borrower is in proforma compliance with the financial covenants set forth in Section 7.12, as evidenced by the proforma exhibit attached to this Certificate.

[This space is left intentionally blank. The signature page follows.]

EXHIBIT I, Designated Investment Entity Certificate – Page 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT I, Designated Investment Entity Certificate – Page 2

For the Quarter/Year ended                      (“Statement Date”)

Pro forma to Reflect Subject Investments, and if Applicable Other Investments, Made Since Statement Date

SCHEDULE

to the Designated Investment Entity Certificate

($ in 000’s)

PRO FORMA LEVERAGE RATIO EXHIBIT

Leverage Ratio (on a consolidated basis)

A. Net Funded Debt:

1. all outstanding liabilities for borrowed money and other interest bearing liabilities, plus	$	______________

2. purchase money Indebtedness, plus	$	______________

3. direct obligations arising under letters of credit, bankers’ acceptances, etc., plus	$	______________

4. obligations in respect of the deferred purchase priceof property or services other than trade accounts, plus	$	______________

5. Indebtedness in respect of capital leases, plus	$	______________

6. Guarantees with respect to outstanding Indebtedness of the types described above of Persons other than Borrower or any Subsidiary, plus	$	______________

7. Indebtedness of the types referred to above of any partnership or joint venture in which Borrower or Subsidiary is a general partner or joint venturer (unless such Indebtedness is nonrecourse), less

	$	______________

8. Cash and short term investments on hand	($	_____________	)

9. Net Funded Debt (Line A1 + A2 + A3 + A4 + A5 + A6 + A7- A8)	$	______________

B. EBITDAX:

1. net income, [plus or less]	$	______________

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, [plus or less]	($	______________	)

3. cash or non-cash revenue or expense attributable to minority investments, plus	($	______________	)

EXHIBIT I, Designated Investment Entity Certificate – Page 3

4. Interest Expense,* plus	$	______________

5. income, franchise, capital or similar tax expense (other than ad valorem taxes), plus	$	______________

6. depletion, plus	$	______________

7. depreciation, plus	$	______________

8. amortization, plus	$	______________

9. asset or goodwill impairment or writedown, plus	$	______________

10. non-cash charges, plus	$	______________

11. exploration costs deducted in determining net income under successful efforts accounting, plus	$	______________

12. actual cash distributions received from minority investments (not including proceeds from Dispositions), plus	$	______________

13. reimbursed insurance expenses plus transaction expenses related to Dispositions and acquisitions ($3 million lifetime cap on expenses rated to unsuccessful Dispositions)	$	______________

14. Total EBITDAX (Line B1 [+/–] B2 [+/–] B3 + B4 + B5 + B6 + B7 + B8 + B9 + B10 + B11 + B12 + B13)	$	______________

C. Ratio (Line A9 ÷ Line B14)		___ to 1.0

Maximum Permitted:

From 12/31/14 through 6/30/15		3.50 to 1.0
9/30/15 and thereafter		3.25 to 1.0

PRO FORMA INTEREST COVERAGE RATIO EXHIBIT

Interest Coverage Ratio (on a consolidated basis)

A. EBITDAX

1. net income, [plus or less]	$	______________

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, [plus or less]	($	______________	)

*	Includes both expensed and capitalized, including interest component of capitalized lease obligations.

EXHIBIT I, Designated Investment Entity Certificate – Page 4

3. cash or non-cash revenue or expense attributable to minority investments, plus	($	______________	)

4. Interest Expense,* plus	$	______________

5. income, franchise, capital or similar tax expense (other than ad valorem taxes), plus	$	______________

6. depletion, plus	$	______________

7. depreciation, plus	$	______________

8. amortization, plus	$	______________

9. asset or goodwill impairment or writedown, plus	$	______________

10. non-cash charges, plus	$	______________

11. exploration costs deducted in determining net income under successful efforts accounting, plus	$	______________

12. actual cash distributions received from minority investments (not including proceeds from Dispositions), plus	$	______________

13. reimbursed insurance expenses plus transaction expenses related to Dispositions and acquisitions ($3 million lifetime cap on expenses rated to unsuccessful Dispositions)	$	______________

14. Total EBITDAX (Line A1 [+/–] A2 [+/–] A3 + A4 + A5 + A6 + A7 + A8 + A9 + A10 + A11 + A12 + A13)	$	______________

B. Interest Expense*	$	______________

C. Ratio (Line A14 ÷ Line B)		__________to 1.0

Minimum Required:		3.0 to 1.0

*	Includes both expensed and capitalized, including interest component of capitalized lease obligations.

EXHIBIT I, Designated Investment Entity Certificate – Page 5